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                                                              EXHIBIT 23.2

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 18, 1997 included in Physician Sales & Service, Inc.'s Current Report on Form 8-K filed on December 23, 1997, and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP
Jacksonville, Florida

December 22, 1997